EXHIBIT 5.1

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota  55402-1425

Telephone:  (612) 492-7000

Facsimile:  (612) 492-7077

July 31, 2009

Analysts International Corporation

3601 West 76th Street

Minneapolis, Minnesota  55435

Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

We are acting as corporate counsel to Analysts International Corporation (the “Company”) in connection with the original registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) of awards and 2,500,000 shares (the “Shares”) of Common Stock issuable pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

1.                                     The Company’s Articles of Incorporation, as amended.

2.                                     The Company’s Bylaws, as amended.

3.                                     Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plan.

4.                                     The Plan.

5.                                     The Registration Statement.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

1.                                     The Shares are validly authorized by the Company’s Articles of Incorporation, as amended.

2.                                     Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By	/s/ Stephen A. Tight, Esq.
Stephen A. Tight, Esq.